Exhibit 4.4

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF LIMITED PARTNERSHIP
OF
SUMMIT PROPERTIES PARTNERSHIP, L.P.

      Pursuant to the provisions of Section 17-202 of the Delaware Revised Uniform Limited Partnership Act, the undersigned limited partnership desires to amend and its Certificate of Limited Partnership, and for that purpose submits the following Certificate of Amendment.

1.	Name: The name of the Partnership is Summit Properties Partnership, L.P.

2.	Amendment: The Certificate of Limited Partnership is amended as follows:

      Article 1 is amended and restated to read in its entirety as follows:

“1.	Name. The name of the limited partnership formed hereby is Camden Summit Partnership, L.P.

      Article 3 is amended and restated to read in its entirety as follows:

3.	General Partner. The name and business address of the sole general partner of the Partnership is:

Camden Summit, Inc.
3 Greenway Plaza, Suite 1300
Houston, Texas 77046

      IN WITNESS WHEREOF, the undersigned has duly executed this Amendment to Certificate of Limited Partnership as of February 28, 2005.

SUMMIT PROPERTIES PARTNERSHIP, L.P.

By:	Camden Summit, Inc., its general partner

	By:	/s/ DENNIS M. STEEN

Dennis M. Steen
Senior Vice President—Finance, Chief Executive Officer and Secretary